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                                                                  Exhibit 10.5

                     INCENTIVE, PUT AND NONCOMPETITION AGREEMENT

     THIS INCENTIVE, PUT AND NONCOMPETITION AGREEMENT (this "Agreement"), dated as of April 11, 1996, between Technology Specialists, Inc., a Pennsylvania corporation (the "Company"), and Robert Foley, Jr. (the "Executive"), an employee and security holder of the Company.

                                       RECITAL

     In connection with the TSI Stock Purchase Agreement and the Redemption and Termination Agreement, and in order to induce the Executive to remain in the employ of the Company, the Company and the Executive desire to enter into this Agreement.

                                      AGREEMENTS

     In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     1. DEFINITIONS. In addition to the other terms defined herein, the following capitalized terms shall have the following meanings:

          "Aggregate Exercise Price" means the aggregate amount that would be paid by the Executive upon the exercise of all Options held by the Executive on the Triggering Sale Date, immediately prior to the consummation of the Triggering Sale and the Put, assuming the exercise price of each Option so held by the Executive were paid to the Company in full in cash.

          "Aggregate Put Purchase Price" means an amount equal to the product of
(a) the Per Share Put Purchase Price, TIMES (b) the aggregate number of Executive's Shares purchased by the Company pursuant to Section 3 hereof.

          "Company Business" means (a) the business of providing computer outsourcing,

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facilities management services, Internet* access, distance learning services, systems integration, consulting and professional services relating to information technology to the administrative and academic departments of colleges, community colleges, medical institutes (other than hospitals in their health care providing capacity), graduate schools, universities and other institutions of higher learning and (b) any other business in which the Company, its Parent or any Subsidiary may engage while the Executive is employed by, or has a relationship with, the Company or any Subsidiary.

          "Confidential Information" has the meaning set forth in Section 4.2 hereof.

          "Executive's Shares" means (i) the Options and (ii) any shares of Series A Voting Common Stock issued upon exercise of the Options.

          "Fundamental Change" means (a) a sale or transfer of all or substantially all the assets of the Company on a consolidated basis in any transaction or series of related transactions (other than sales in the ordinary course of business), or (b) any merger, consolidation or reorganization to which the Company is a party, except for a merger, consolidation or reorganization in which, after giving effect to such merger, consolidation or reorganization, the holders of the Company's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own immediately following the merger, consolidation or reorganization the outstanding capital stock (on a fully diluted basis) of the surviving or resulting corporation or entity having the voting power (under ordinary circumstances) to elect a majority of the board of directors of the surviving or resulting corporation or entity.

          "IPO" means the Company's first underwritten public offering of its capital stock pursuant to a registration statement declared effective under the Securities Act.

          "IPO Bonus" has the meaning set forth in Section 2 hereof.

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          "IPO Date" means the date on which the closing of the IPO actually occurs.

          "Notice" has the meaning set forth in Section 3 hereof.

          "Options" means the options held by the Executive on the date hereof to purchase 75,000 shares of Series A Voting Common Stock.

          "Parent" has the meaning set forth in Section 424(e) of the Internal Revenue Code of 1986, as amended or replaced from time to time.

          "Person" means a natural person, partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

          "Per Share Put Purchase Price" means an amount equal to the quotient of (a)(i) the Triggering Sale Base Price, MINUS (ii) the Aggregate Exercise Price, divided by (b) 75,000, such amount to be adjusted proportionately in the event the Executive's Shares are subdivided into a greater number (whether by stock split, stock dividend or otherwise) or combined into a lesser number (whether by reverse stock split or otherwise) at any time or from time to time after the date hereof.

          "Put" means the right to sell Executive's Shares to the Company pursuant to, and as set forth in, Section 3 hereof.

          "Put Election" has the meaning set forth in Section 3(b) hereof.

          "Redemption and Termination Agreement" means that certain Stock Redemption and Option Termination Agreement, dated as of March 28, 1996, by and between the Company and certain persons and entities.

          "Restricted Period" means the period commencing on the date hereof and ending


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twenty-four (24) months after the termination of the Executive's employment with the Company for any reason.

          "Restrictive Covenants" has the meaning set forth in Section 4.6 hereof.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Series A Voting Common Stock" means the Series A Voting Common Stock, par value $0.01 per share, of the Company.

          "Stock Sale" means any sale, issuance or redemption of shares of the capital stock of the Company by the holders thereof or by the Company (including an IPO), other than the transactions contemplated by the TSI Stock Purchase Agreement and the Redemption and Termination Agreement, if, after giving effect to such sale, issuance or redemption, the holders of the Company's capital stock (on a fully diluted basis) prior to such sale, issuance or redemption do not own immediately following such sale, issuance or redemption outstanding capital stock of the Company (on a fully diluted basis) having the voting power (under ordinary circumstances) to elect a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that a "Stock Sale" shall not include, or be deemed to include, the transfer of shares of the capital stock of the Company on a dissolution, winding up or liquidation of a shareholder of the Company or the conversion of shares of capital stock of the Company into other shares of capital stock of the Company.

          "Subsidiary" means any corporation, association or other business entity of which securities or other ownership interest representing more than fifty percent (50%) of the ordinary voting power of such corporation, association or other business entity are, at the time as of which any determination is being made, owned or controlled (a) by the Company or one or more


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Subsidiaries of the Company or (b) by the Company and one or more
Subsidiaries of the Company.

          "TSI Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of March 28, 1996, by and among the Company, the Shareholders (as defined therein) and TSI Investment Company I, L.L.C., a Delaware limited liability company, and TSI Investment Company II, L.L.C., a Delaware limited liability company.

          "Triggering Sale" has the meaning set forth in Section 3 hereof.

          "Triggering Sale Base Price" means $673,035; PROVIDED, HOWEVER, in the event the Triggering Sale is an IPO, the Executive shall be deemed to have sold all of the Executive Shares then held by an Executive in the IPO for the public offering price, and "Triggering Sale Base Price" shall mean $673,035, MINUS the IPO Bonus.

          "Triggering Sale Date" means the date on which the Triggering Sale actually occurs.

     2. IPO BONUS. Upon the terms and conditions hereinafter set forth, the Company hereby agrees to pay to the Executive a bonus in the amount of $500,000 (the "IPO Bonus") upon the IPO Date, PROVIDED that (a) such closing occurs prior to the earliest of (i) the fourth anniversary of the date hereof, (ii) the consummation of a Stock Sale and (iii) the consummation of a Fundamental Change AND (b) the Executive is employed by the Company as of the IPO Date and has been continuously employed by the Company since the date hereof. In the event the Company (1) terminates the Executive or (2) assigns duties or responsibilities to the Executive which are materially inconsistent with the duties generally performed by an employee employed in the Executive's capacity, in each case in order to avoid payment of the IPO Bonus, clause (b) above shall become ineffective and of no further force or effect. Nothing contained in this Agreement shall confer upon the Executive any right with respect to the continuation of the Executive's employment


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by, or relationship with, the Company or interfere in any way with the right of the Company at any time to terminate such employment or relationship or to increase or decrease the compensation of the Executive.

     3. PUT OPTION.(a) If the Board of Directors and/or a majority of the shareholders of the Company authorize or approve a Fundamental Change or a Stock Sale in which the gross proceeds per share to be received by the Executive are less than $7.013 (the "Triggering Sale"), such amount to be adjusted proportionately in the event the Executive's Shares are subdivided into a greater number (whether by stock split, stock dividend or otherwise) or combined into a lesser number (whether by reverse stock split or otherwise) at any time or from time to time after the date hereof, the Company shall give prompt written notice (the "Notice") to the Executive describing the material terms and conditions thereof and the gross proceeds to be received by the Executive in connection therewith. For purposes of this Section 3, in the case of a Fundamental Change or Stock Sale in which the gross proceeds to be distributed to the Executive are, in whole or in part, in a form other than cash, the Board of Directors of the Company shall determine, and notify the Executive in the Notice (which Notice shall be given to the Executive thirty-five (35) days prior to the contemplated closing of such Fundamental Change or Stock Sale) of, the fair value of the non-cash gross proceeds to be distributed to the Executive. If the Executive does not notify the Company, in writing of the Executive's objection to such fair value within two (2) days of receipt of the Notice, then such fair value, as determined by the Board, shall be conclusive. If the Executive notifies the Company, in writing, of the Executive's objection to such fair value within two (2) days of receipt of the Notice, then the Company and the Executive will select a mutually acceptable, nationally recognized appraiser, which appraiser must agree to determine the fair value of such non-cash gross proceeds


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within fifteen (15) days after its selection, and the fair value of such non-cash gross proceeds, as determined by the appraiser, shall be conclusive. The Executive will pay one hundred percent (100%) of the fees and expenses for the appraiser if the fair value, as ultimately determined by the appraiser, is equal to, or greater than, ninety-five percent (95%) of the fair value determined by the Board of Directors of the Company; otherwise, the Company will pay one hundred percent (100%) of such fees and expenses.

     (b) Upon written notice delivered to the Company within ten (10) days after the later of (i) the date of the Notice (ii) the date on which the fair value of the non-cash gross proceeds, if any, to be distributed to the Executive is ultimately determined in accordance with the foregoing paragraph (a), and in any event at least three (3) days prior to the Triggering Sale Date, the Executive may elect to sell to the Company on the Triggering Sale Date all, but not less than all, of the Executive's Shares then held by the Executive for a purchase price per share equal to the Per Share Put Purchase Price (the "Put Election"); provided, however, in the event the Triggering Sale is not consummated for any reason, the Put Election shall automatically terminate and be of no further force or effect as to such Fundamental Change or Stock Sale and the Put shall remain available to the Executive, to the extent it has not terminated or expired in accordance with its terms, with respect to subsequent Triggering Sales, if any. On the Triggering Sale Date, at and simultaneous with the closing of the Triggering Sale, the Executive shall deliver to the Company certificates or other instruments evidencing the Executive Shares held by the Executive, accompanied by, with respect to the capital stock of the Company held by the Executive and included in such Executive's Shares, stock powers executed by the Executive in blank and, with respect to the Options held by the Executive and included in such Executive's Shares, an agreement,


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in form and substance reasonably acceptable to the Company, executed by the
Executive terminating the Options held by the Executive against payment by the Company of the Aggregate Put Purchase Price. Notwithstanding anything herein to the contrary, the provisions of this Section 3 shall terminate and be of no further force or effect (a) in their entirety, upon the closing of an IPO and (b) with respect to any of the Executive's Shares, upon the sale, transfer, assignment or other disposition thereof by the Executive.

     4.   RESTRICTIVE COVENANTS.

          4.1 NON-COMPETE. During the Restricted Period, the Executive shall not, in the United States or any other place where the Company, its Parent or any Subsidiary, whether such Subsidiary is now existing or hereafter formed, conducts the Company Business or any part thereof, directly or indirectly, (1) engage in the Company Business (other than on behalf of and at the written request of the Company, its Parent and or any Subsidiary); (ii) enter the employ of, or render any services to, any Person (other than the Company, its Parent or any Subsidiary) engaged in the Company Business; or (iii) become interested in any such person in any capacity, including, without limitation, as an individual, partner, member, manager, shareholder, creditor, officer, director, principal, agent or trustee; PROVIDED, HOWEVER, that, the foregoing notwithstanding, the Executive may own, directly or indirectly, solely as an investment, securities of any publicly-traded person if the Executive is not a controlling person of, or a member of a group which controls, such person and the Executive does not, directly or indirectly, own 5% or more of any class of securities of such person. Nothing contained herein shall prevent or prohibit the Executive from engaging in technology outsourcing, systems integration or facilities management in lines of business or markets other than those included in the Company Business.


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     4.2  CONFIDENTIAL INFORMATION.  At all times during and after the
Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, or disclose, except as may be required in connection with any judicial or administrative proceeding or inquiry, to any person or entity, other than an officer or director of the Company (or of its Parent or any Subsidiary) or a person or entity to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of the Executive's duties as an employee or director of the Company (or of its Parent or any Subsidiary) any Confidential Information (as hereinafter defined) obtained by the Executive while in the employ of or providing services for, the Company (or its Parent or any Subsidiary thereof) or any predecessor of any such entity with respect to the Company Business or its assets. For purposes of this Agreement, "Confidential Information" includes, without limitation, information relating to the properties, accounts, books, records, suppliers, trade secrets, contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition plans and new personnel acquisition plans of the Company (or of its Parent or any Subsidiary) or any predecessor of any such entity; PROVIDED, HOWEVER, that Confidential Information shall not include any Information known or available to the public (other than as a result of unauthorized disclosure by the Executive or any other Person).

     4.3 PROPERTY OF THE COMPANY BUSINESS. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, or microfiche or by any other means, made or compiled by or on behalf of the Executive, or made available to the Executive relating to the Company Business, are and shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Executive's


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employment with the Company.

     4.4 EMPLOYEES OF THE COMPANY BUSINESS. During the Restricted Period, the Executive shall not, directly or indirectly, hire or solicit (other than on behalf of the Company) any employee of the Company (or any person who was an employee of the Company on or after the date hereof) or encourage any such employee to leave such employment.

     4.5 CONSULTANTS OF THE COMPANY BUSINESS. During the Restricted Period, the Executive shall not, directly or indirectly, hire or solicit (other than on behalf of the Company) any consultant then under contract with or otherwise engaged by the Company, its Parent or any Subsidiary unless the engagement is unrelated to the Company Business or encourage such consultant to terminate such relationship.

     4.6 RIGHTS AND REMEDIES UPON BREACH. If the Executive breaches, or threatens to commit a breach of, any of the provisions of this Section 4 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

          4.6.1 SPECIFIC PERFORMANCE. The right and remedy to have Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

          4.6.2 ACCOUNTING. The right and remedy to require the Executive to account for and pay over the Company, all compensation, monies, accruals, increments and other benefits derived or received by the Executive as the result of any transaction constituting a


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     breach of the Restrictive Covenants.

          4.6.3 DAMAGES. The right and remedy to require the Executive to reimburse the Company for all reasonable out-of-pocket costs and expenses (including, but not limited to, attorneys' and accountants' fees and disbursements) incurred by the Company in connection with, or with respect to, such breach or breaches. In the event a court of competent jurisdiction ultimately determines that the Executive has not breached the Restrictive Covenants, the Company will reimburse the Executive for all reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable attorneys' and accountants' fees and disbursements) incurred by the Executive in connection with, or with respect to, the defense of any such alleged breach or breaches.

     4.7 SEVERABILITY OF COVENANTS. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects as of the date hereof. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not be affected thereby and shall be given full effect without regard to the invalid portions.

     4.8 REFORMATION. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provisions, such court shall have the power to reform the duration or scope of such provision, as the case may be, and such provision shall then be enforceable as reformed.

     5.   MISCELLANEOUS.

          5.1  SUCCESSORS AND ASSIGNS; BINDING AGREEMENT.

          The Executive may not assign or otherwise transfer this Agreement or any of the


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Executive's rights or obligations hereunder, PROVIDED, HOWEVER, in the event of the Executive's death or disability, that the Put shall be enforceable by the Executive's heirs or personal representatives to the extent it would have been enforceable in the Executive's hands; PROVIDED FURTHER, HOWEVER, in the event the Executive dies after the Company has entered into a firm commitment underwriting agreement with respect to an IPO, but prior to the closing thereof, and such IPO actually closes, the IPO Bonus shall be payable to the Executive's estate or his heirs. This Agreement shall inure to the benefit of, be enforceable by and binding upon, the respective successors and assigns of the Company.

     5.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal law of, and not the law of conflicts of, the Commonwealth of Pennsylvania applicable to contracts entered into and to be wholly performed in Pennsylvania.

     5.3 WAIVERS. The waiver by either party of any right hereunder or of any failure to perform or breach by the other party shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     5.4 NOTICES. All notices and communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or upon dispatch by any form of mail or private express courier providing for receipted


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delivery, postage or charges prepaid, as follows:

     If to the Company, to:

          Technology Specialists, Inc.
          801 Springdale Drive
          Suite 130
          Exton, Pennsylvania 19341
          Attention: Chairman

     With a copy to:

          Mr. Robert E. King
          15 Salt Creek Lane
          Suite 411
          Hinsdale, Illinois 60521

     If to the Executive, to the address set forth on the signature page hereto; or to such other address as may be specified in a notice given by one party to the other hereunder.

     5.5 SEVERABILITY. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature.

     5.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     5.7 AMENDMENT. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person or entity and, so long as the Executive lives, no person or entity, other than the parties, shall have any rights under or interest in this Agreement or the subject matter hereof.

     5.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the


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parties, and supersedes all prior oral or written understandings between the parties, relating to the subject matter hereof other than that certain Stock Option Agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Incentive, Put and Noncompetition Agreement as of the date first above written.

                                   TECHNOLOGY SPECIALISTS, INC.


                                   By: /s/ Kenneth Pigott
                                      ----------------------------------
                                   Title:  Director
                                         -------------------------------


                                   /s/ Robert Foley, Jr.
                                   -------------------------------------
                                   Robert Foley, Jr.

                                   Address:
                                   606 Righters Mill Road
                                   Penn Valley, Pennsylvania 19072


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